Exhibit 24
                                COLUMBIA BANCORP

                                Power of Attorney

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Columbia Bancorp, a Maryland corporation, constitute and appoint John M. Bond, Jr. and John A. Scaldara, Jr., or either of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or both of them, to sign for the undersigned in their respective names as directors and officers of Columbia Bancorp, a Registration Statement on Form S-8 (or other appropriate form) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and any amendment or supplement to such registration statement relating to a proposed issue of participation interests in the Columbia Bancorp 401(k) Plan and Trust. We hereby confirm all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Dated:  July 28, 1997

Name                                 Title

/s/ John M. Bond, Jr.                President, Chief Executive Officer and
John M. Bond, Jr.                    Director(Principal Executive Officer)

/s/ John A. Scaldara, Jr.            Chief  Financial  Officer and Secretary
John A. Scaldara, Jr.               (Principal Financial and Accounting Officer)

/s/ James R. Moxley, Jr.             Chairman of the Board and Director
James R. Moxley, Jr.

/s/ Herschel L. Langenthal           Vice Chairman of the Board and Director
Herschel L. Langenthal

/s/ Anand S. Ahasin                  Director
Anand S. Bhasin

/s/ Garnett Y. Clark, Jr.            Director
Garnett Y. Clark, Jr.

/s/ James Clark, Jr.                 Director
James Clark, Jr.

/s/ Hugh F.Z. Cole, Jr.              Director
Hugh F.Z. Cole, Jr.

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____________________                 Director
G. William Floyd

/s/ Robert J. Gaw                    Director
Robert J. Gaw

____________________                 Director
Mary T. Gould

/s/ William L. Hermann               Director
William L. Hermann

/s/ Harry L. Lundy, Jr.              Director
Harry L. Lundy, Jr.

/s/ Richard E. McCready              Director
Richard E. McCready

/s/ Patricia T. Rouse                Director
Patricia T. Rouse

/s/ Mary S. Scrivener                Director
Mary S. Scrivener

/s/ Maurice M. Simpkins              Director
Maurice M. Simpkins

/s/ Robert N. Smelkinson             Director
Robert N. Smelkinson

/s/ Theodore G. Venetoulis           Director
Theodore G. Venetoulis


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